Exhibit 99.1

Archer Announces Strategic Partnership With Anduril to Develop Hybrid VTOL Military Aircraft; Raises An Additional $430M

-	Anduril Industries Inc. (“Anduril”) and Archer Aviation Inc. (“Archer”) announced today that they have entered into an exclusive agreement to jointly develop a next-generation aircraft for defense applications.

-	The companies’ first product from this partnership is planned to be a hybrid-propulsion, vertical-take-off-and landing (“VTOL”) aircraft that will target a potential program of record from the United States Department of Defense (“DOD”)

-	To help fund Archer Defense and for other general corporate purposes, Archer raised $430M in additional equity capital today, further solidifying Archer’s financial position, with participation from longtime strategic partners Stellantis and United Airlines as well as new institutional investors, including Wellington Management and Abu Dhabi investment holding company 2PointZero, a subsidiary of UAE’S largest listed entity, IHC

SANTA CLARA, CA, December 12, 2024—Today, Anduril and Archer (NYSE: ACHR) announced an exclusive partnership to jointly develop a hybrid VTOL aircraft for critical defense applications targeting a potential program of record from the DOD.

With Archer’s ability to rapidly develop advanced VTOL aircraft using existing commercial parts and supply chains and Anduril's deep expertise in artificial intelligence, missionization, and systems integration, the partnership will accelerate speed to market for critical hybrid VTOL capabilities at a fraction of the cost of more traditional alternatives.

Archer’s efforts on this project will be part of its new Archer Defense program. To support this initiative and for other general corporate purposes, Archer raised $430M in additional equity capital today, with participation from Stellantis, United Airlines, and new institutional investors, including Wellington Management and Abu Dhabi investment holding company 2PointZero, a subsidiary of UAE’S largest listed entity, IHC. Archer ended Q3’24 with $502M of cash and cash equivalents on its balance sheet and this raise brings Archer’s total capital raised to nearly $2B to date. Following this capital raise, and together with Archer's other announced financing arrangements, Archer believes it is now well-positioned with one of the sector's leading balance sheets with no near-term financing needs.

"Rapid innovation and scalable production are critical for maintaining technological superiority," said Shane Arnott, SVP of Engineering at Anduril. "Anduril and Archer share a common vision for advancing capabilities that meet urgent national security needs, and we look forward to partnering with Archer to bring advanced vertical lift aircraft to our customers."

Adam Goldstein, founder and CEO of Archer, said, “The Archer team has deep expertise in the rapid design, engineering, and production of next-generation vertical-lift aircraft. With Anduril by our side, and this new influx of capital, we will accelerate the development and deployment of advanced aerospace technologies at scale.”

Archer Defense will be led by its Head of Advanced Projects, Joseph Pantalone. Mr. Pantalone recently joined Archer and is a seasoned leader in military aviation with nearly 30 years of experience at Lockheed Martin and Sikorsky. He will draw from the continued support of Archer’s world-class Defense Advisory Board, which was formed in May of 2023 and is made up of highly decorated and distinguished retired military leaders.

Moelis & Company LLC acted as exclusive placement agent to Archer on this transaction.

About Archer

Archer is designing and developing the key enabling technologies and aircraft necessary to power the future of aviation. To learn more, visit www.archer.com.

About Anduril Industries

Anduril Industries is a defense technology company with the mission to transform US and allied military capabilities with advanced technology. Anduril utilizes advancements including AI, computer vision, sensor fusion, optics, and automation to solve complex national security challenges.

Archer Media Contacts

The Brand Amp - Archer@TheBrandAmp.com

Forward-Looking Statements

This press release contains forward looking statements regarding Archer’s future business plans and expectations and liquidity, including the pace at which Archer intends to design, develop, certify, conduct test flights, manufacture and commercialize its aircraft, its plans with respect to its strategic partnership with Anduril, including whether the projected program of record with the DOD will materialize and whether the parties aircraft will be selected, and Archer’s planned use of its capital and future need for additional capital. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. The risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in Archer’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available at www.sec.gov. In addition, please note that any forward-looking statements contained herein are based on assumptions that Archer believes to be reasonable as of the date of this press release. Archer undertakes no obligation to update these statements as a result of new information or future events.

Source: Archer

Text: ArcherIR